NOTE ASSUMPTION AGREEMENT AND RELEASE

     This Note Assumption Agreement and Release (this "Agreement") is made as of July 22, 2005 (the "Effective Date"), by and among William Beard and Lu Beard, as trustees for The William M. Beard and Lu Beard 1988 Charitable Unitrust ("Unitrust"), The Beard Company ("Company"), and Boatright Family, L.L.C. ("Boatright").

                                    RECITALS

     Whereas, the Company has previously executed and delivered to Unitrust that certain 10% Participating Note, dated May 21, 2004, in the original principal amount of $500,000.00 (the "Company Unitrust Note"), upon which, as of the Effective Date, the unpaid principal balance is $384,101.80 and all accrued interest has been paid in full; and

     Whereas, Unitrust has previously executed and delivered to Boatright that certain Promissory Note (the "Unitrust Boatright Note") dated May 21, 2004, in the original principal amount of $500,000, upon which, as of the Effective Date, the unpaid principal balance is $388,817.92 and all accrued interest has been paid in full.

     Whereas, the Company has previously executed and delivered, for the benefit of McElmo Dome Nominee, LLC as nominee (in such capacity, the "Nominee") for Boatright and others, two certain deeds of trust (collectively, the "2004 Deed of Trust"), each dated May 21, 2004 and titled Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, one such deed of trust to the public trustee of Montezuma County, Colorado and one such deed of trust to the public trustee of Dolores County, Colorado, covering certain undivided interests in oil, gas, and mineral leases (the "Collateral"), each given, in part, in consideration of, and to secure, the loan made by the Unitrust to the Company evidenced by the Company Unitrust Note.

     Now, therefore, in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement, and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, Unitrust, Company, and Boatright agree as follows:

     1. Recitals. Each of the parties acknowledge and confirm the accuracy of the recitals set forth above.

     2. Boatright Representations and Warranties. Boatright represents and warrants that Boatright is the sole holder and owner of the Unitrust Boatright Note, free of all claims and encumbrances.

     3.  Unitrust  Representations  and  Warranties.   Unitrust  represents  and
warrants that Boatright is the sole holder and owner of the Company Unitrust Note, free of all claims and encumbrances.

     4. Assumption of Obligations and Cash Payment. The Company hereby assumes, covenants, promises and agrees (a) to pay the Unitrust Boatright Note at the time, and in the manner in all respects as therein provided, as same may be modified or amended from time to time, and (b) to perform each and all of the covenants, agreements and obligations of the Unitrust Boatright Note to be performed by the maker thereunder, at the time, and in the manner in all respects as therein provided, as same may be modified or amended from time-to-time. The Company further acknowledges receipt of cash paid by the Unitrust to the Company in the amount of $4,716.12, as additional consideration for the assumption of the Unitrust Boatright Note.

     5. Unitrust Release of the Company. In consideration of the Company's assumption of the obligations described in paragraph 4 above, Unitrust hereby acknowledges full and final payment and satisfaction of the Company Unitrust Note, and hereby releases and discharges any and all claims or causes of action it may have against the Company arising directly or indirectly under the Company Unitrust Note, or resulting in any way from the indebtedness evidenced thereby and the transactions under which the Company Unitrust Note was issued.

     6. 2004 Deed of Trust Remains Effective. Notwithstanding anything herein to the contrary, this Agreement shall not affect or impair any representation in regard to and/or warranty of title heretofore made by the Company in the 2004 Deed of Trust, all of which shall remain in force and inure to the benefit of Nominee, its successors and assigns. The Collateral shall remain in all respects subject to the lien, charge or encumbrance of the 2004 Deed of Trust, and nothing herein contained and nothing done pursuant hereto, shall affect or be construed to affect the lien, charge or encumbrance of, or warranty of title in, or conveyance affected by the 2004 Deed of Trust, or the priority thereof over other liens, charges, encumbrances or conveyances, nor shall anything herein contained or done in pursuance hereof affect or be construed to affect any other security or instrument held by Boatright as security for or evidence of the Unitrust Boatright Note.

     7. Boatright Consent and Release of Unitrust. Boatright hereby consents to the assumption by the Company of the Unitrust Boatright Note, and in consideration of such assumption, hereby releases and discharges any and all claims or causes of action it may have against Unitrust, but not the Company, arising directly or indirectly under the Unitrust Boatright Note, or resulting in any way from the indebtedness evidenced thereby and the transactions under which the Unitrust Boatright Note was issued. Without limiting the generality of the foregoing, the Boatright acknowledges that Company is the sole obligor for payment and performance of the Unitrust Boatright Note and for performance of the conditions of the 2004 Deed of Trust.

     8. Successors. All of the grants, covenants, terms, conditions and agreements hereof shall be binding upon and inure to the benefit of all of the heirs, executors, administrators, assigns and successors in interest of the parties hereto.

     9. Entire Agreement. Neither this Agreement nor any provision hereof may be changed, altered, waived, amended, discharged or terminated orally, but only by an instrument reduced to writing, signed by all parties hereto.

     The undersigned have executed this Note Assumption Agreement and Release the as of the Effective Date.

"COMPANY"                              THE BEARD COMPANY an Oklahoma corporation

                                       By   /s/ Herb Mee, Jr.
                                            Herb Mee, Jr., President

"UNITRUST"                             THE WILLIAM M. BEARD AND LU BEARD 1988
                                         CHARITABLE UNITRUST

                                       By   /s/ William M. Beard
                                            William Beard, Trustee


                                       By  /s/ Lu Beard
                                           Lu Beard, Trustee

"BOATRIGHT"                            BOATRIGHT FAMILY L.L.C., an Oklahoma
                                         limited liability company

                                       By  /s/ Peter Boatright
                                           Peter Boatright, Manager